Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

The accompanying unaudited pro forma condensed consolidated financial information has been prepared to reflect the October 1, 2008 contribution by Plum Creek (“the company”) of timber and timberlands to Southern Diversified Timber, LLC (“the Joint Venture”). On October 1, 2008, the company contributed 454,000 acres of timberlands located in its Southern Resources Segment (“Timberland Contribution”) to the Joint Venture in exchange for a $705 million preferred interest and a $78 million common interest. Immediately following the Timberland Contribution, the company borrowed $783 million from the Joint Venture (“Note Payable to Unconsolidated Joint Venture”). The Joint Venture’s other member, an affiliate of The Campbell Group, LLC, contributed $783 million of cash in exchange for a common interest. The other member’s common interest represents approximately 91% of the Joint Venture’s common interests.

The transfer of timberlands will be accounted for as a contribution to a joint venture and no gain or loss will be recognized upon formation. The preferred and common interests will be accounted for under the equity method of accounting in accordance with Accounting Principles Board Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.

The preferred interest is entitled to a cumulative preferred return equal to 7.875% per annum (approximately $56 million). No distributions can be made on the common interests until all current period and prior period preferred returns have been paid. The preferred interest does not participate in the economic risks and rewards associated with the ownership and management of the timberlands. The preferred interest has a preference in liquidation over the common interests.

The annual interest rate on the Note Payable to Unconsolidated Joint Venture is fixed at 7.375%, resulting in annual interest expense of approximately $58 million.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 gives effect to the Timberland Contribution as if it occurred on June 30, 2008. The unaudited pro forma condensed statements of income for the year ended December 31, 2007 and for the six-month period ended June 30, 2008 gives effect to the Timberland Contribution as if it occurred on January 1, 2007. The unaudited pro forma condensed consolidated financial information is subject to the assumptions and adjustments set forth in the accompanying notes. Management believes the assumptions used and the adjustments made are reasonable based on the information available.

The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent, or be indicative of, what the company’s results of operations or financial position would have been had the Timberland Contribution occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information should not be considered representative of the company’s future financial position or results of operations.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•	the company’s 2007 Annual Report on Form 10-K;

•	the company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2008;

•	the company’s Current Report on Form 8-K dated October 7, 2008.

PLUM CREEK TIMBER COMPANY, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2008

(UNAUDITED)

(In Millions)	Previously Reported Amounts	Pro Forma Adjustments			Pro Forma Amounts
ASSETS
Current Assets:
Cash and Cash Equivalents	$125		$783	(a)	$894
			(14	) (b)
Accounts Receivable	44				44
Inventories	71				71
Assets Held for Sale	61				61
Other Current Assets	96				96

	397		769		1,166

Timber and Timberlands, net	3,908		(175	) (c)	3,733
Property, Plant and Equipment, net	182				182
Equity Investment in Unconsolidated Joint Venture	—		175	(c)	184
			9	(b)
Other Assets	61		3	(b)	64

Total Assets	$4,548		$781		$5,329

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$150	$			$150
Accounts Payable	42				42
Interest Payable	27				27
Other Current Liabilities	74				74

	293		—		293

Long-Term Debt	2,020				2,020
Note Payable to Unconsolidated Joint Venture	—		783	(a)	783
Line of Credit	369				369
Other Liabilities	88				88

Total Liabilities	2,770		783		3,553

Total Stockholders’ Equity	1,778		(2	) (b)	1,776

Total Liabilities and Stockholders’ Equity	$4,548		$781		$5,329

PLUM CREEK TIMBER COMPANY, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

(UNAUDITED)

(In Millions, Except Per Share Amounts)	Previously Reported Amounts	Pro Forma Adjustments			Pro Forma Amounts
Revenues:
Total Revenues	$1,675		$(50	) (d)	$1,625

Costs and Expenses:
Total Cost of Goods Sold	1,124		(26	) (d)	1,098
Selling, General and Administrative	127		(1	) (d)	126

Total Costs and Expenses	1,251		(27)		1,224

Other Operating Income (Expense), net	—				—

Operating Income	424		(23)		401

Equity Earnings from Unconsolidated Joint Venture	—		56	(e)	56

Interest Expense, net:
Interest Expense (Debt Obligations to Third Parties)	147				147
Interest Expense (Note Payable to Unconsolidated Joint Venture)	—		58	(f)	58

Total Interest Expense, net	147		58		205

Income before Income Taxes	277		(25)		252
Benefit for Income Taxes	(3)				(3)

Income From Continuing Operations	$280		$(25)		$255

Per Share Amounts:
Income From Continuing Operations per Share
- Basic	$1.60	$			$1.46
- Diluted	$1.60	$			$1.46

Weighted Average Number of Shares Outstanding
- Basic	174.5				174.5
- Diluted	175.0				175.0

PLUM CREEK TIMBER COMPANY, INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE SIX MONTHS ENDED JUNE 30, 2008

(UNAUDITED)

(In Millions, Except Per Share Amounts)	Previously Reported Amounts	Pro Forma Adjustments			Pro Forma Amounts
Revenues:
Total Revenues	$739		$(28	) (d)	$711

Costs and Expenses:
Total Cost of Goods Sold	553		(16	) (d)	537
Selling, General and Administrative	63		—		63

Total Costs and Expenses	616		(16)		600

Other Operating Income (Expense), net	3				3

Operating Income	126		(12)		114

Equity Earnings from Unconsolidated Joint Venture	—		28	(e)	28

Interest Expense, net:
Interest Expense (Debt Obligations to Third Parties)	70				70
Interest Expense (Note Payable to Unconsolidated Joint Venture)	—		29	(f)	29

Total Interest Expense, net	70		29		99

Income before Income Taxes	56		(13)		43
Benefit for Income Taxes	(13)				(13)

Income From Continuing Operations	$69		$(13)		$56

Per Share Amounts:
Income From Continuing Operations per Share
- Basic	$0.40	$			$0.33
- Diluted	$0.40	$			$0.33
Weighted Average Number of Shares Outstanding
- Basic	171.4				171.4
- Diluted	171.8				171.8

PLUM CREEK TIMBER COMPANY, INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(a)	Reflects proceeds of $783 million in connection with the loan from the Joint Venture. The Note Payable to the Unconsolidated Joint Venture accrues interest at an annual fixed rate of 7.375%. During the ten-year term of the note, interest is paid quarterly with the principal due upon maturity.

Under the terms of our existing debt agreements, 50% of the loan proceeds ($392 million) are required to be used to repay outstanding indebtedness, including upcoming fixed rate debt maturities. As a result, management expects to repay the following indebtedness (in millions):

	Interest Rate	Repayment Date	Repayment Amount
Variable Rate Debt
Revolving Line of Credit	LIBOR + 0.425%*	4th Quarter of 2008	$92

Fixed Rate Debt
Senior Notes issued 2001	7.25%	4th Quarter of 2008	75
Senior Notes issued 1996	7.87%	4th Quarter of 2008	25
Senior Notes issued 1998	7.67%	1st Quarter of 2009	50
Senior Notes issued 1994	8.73%	3rd Quarter of 2009	150

			$392

*	- At October 1, 2008, the current rate on the Revolving Line of Credit was 4.22% and the current rate on money market investments was 2.47%.

For debt maturities in 2009, management expects to temporarily make additional payments on the company’s Revolving Line of Credit prior to repayment. The company may also repay other outstanding indebtedness depending on market conditions.

Management expects the remaining balance of $391 million will be used for general corporate purposes, including repurchases of the company’s common stock. No pro forma adjustment has been included for potential stock repurchases. Temporarily, the company may make additional payments on the Revolving Line of Credit and/or invest in money market funds.

(b)	Reflects the payment of transaction costs of $14 million in connection with the exchange of timberlands for an equity investment in the Joint Venture, obtaining amendments to our previously existing debt agreements and the formation of the Joint Venture. Approximately $12 million of the transaction costs were capitalized and either related to the investment banking services necessary to exchange the timberlands for an equity investment ($9 million) or related to amendments to our debt agreements ($3 million). Transaction costs that were charged to expense ($2 million) are reflected in the pro forma adjustment to Total Stockholders’ Equity.

(c)	Reflects the cost basis of $175 million in the timber and timberlands contributed to the Joint Venture. Under the terms of the contribution agreement, the fair value of the timber and timberlands was $783 million. As a result, the company received a preferred interest valued at $705 million and a common interest valued at $78 million for its ownership interest in the Joint Venture.

(d)	Reflects the elimination of the historical results, primarily the revenues and costs associated with the company’s harvesting and selling of timber, directly attributable to the 454,000 acres of timberlands transferred to the Joint Venture. Depreciation and depletion expense of $6 million and $3 million for the year ended December 31, 2007 and the six-months ended June 30, 2008, respectively, is included in the cost of goods sold elimination. No adjustments have been made for indirect or allocated costs.

(e)

Reflects the equity earnings associated with our preferred interest in the Joint Venture. The preferred return is cumulative and is based on an annual rate of 7.875%. Distributions are payable on March 15 and September 15 each year. Joint venture earnings are first allocated to the preferred interest to the extent of the preferred return and then allocated pro rata among the common interests. In accordance with the pro forma presentation requirements, no pro forma adjustment has been included associated with the equity earnings for our common interest. Management estimates that the annual equity earnings associated with our common interest will be less than $5 million.

(f)	Reflects the increase in interest expense associated with the $783 million loan from the Joint Venture at the fixed rate of 7.375%. In accordance with the pro forma presentation requirements, no pro forma adjustment for reduced interest expense or higher interest income has been included with respect to the $783 million of loan proceeds that will be used to either repay indebtedness or temporarily invested in money market investments. See footnote (a).